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                                   APPENDIX A
                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 10, 1994, by and among COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation ("CHS"), COMMUNITY ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of CHS ("Merger Sub"), and HALLMARK HEALTHCARE CORPORATION, a Delaware corporation ("Hallmark").

                                    RECITALS

    A. CHS, Merger Sub and Hallmark are parties to that certain Agreement and Plan of Merger, dated as of June 10, 1994, and desire to amend such Agreement and Plan of Merger, and to restate such agreement in its entirety as amended.

    B. The Boards of Directors of CHS and Hallmark each have determined that a business combination between CHS and Hallmark is in the best interests of their respective companies and stockholders and, accordingly, have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

    C. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and, for financial accounting purposes, shall be accounted for as a "pooling of interests."

    D. CHS and Hallmark have each received a fairness opinion as more fully described herein.

    E. CHS, Merger Sub and Hallmark desire to make certain representations, warranties and agreements in connection with the merger.

    NOW  THEREFORE,   in   consideration   of  the   foregoing,   and   of   the
representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

    1.  THE MERGER.

    1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Hallmark shall be merged with and into Merger Sub (the "Merger") in accordance with this Agreement and the separate corporate existence of Hallmark shall thereupon cease. Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

    1.2. THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of McGlinchey Stafford Lang, A Law Corporation, 643 Magazine Street, New Orleans, Louisiana, at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or
(b) at such other time, date or place as CHS and Hallmark may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

    1.3.   EFFECTIVE  TIME.  If  all the conditions  to the Merger  set forth in
Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the

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Closing Date. The Merger  shall become effective  at the time  of filing of  the
Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

    2.  CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

    2.1. CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

    2.2. BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

                                   ARTICLE 3

    3.  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

    3.1.   DIRECTORS.   The directors  of Merger  Sub immediately  prior to  the
Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

    3.2.   OFFICERS.   The  officers  of Merger  Sub  immediately prior  to  the
Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

                                   ARTICLE 4

    4.  CONVERSION OF HALLMARK STOCK.

    4.1.  CONVERSION OF HALLMARK STOCK.

    (a) At the Effective Time, each share of the Common Stock, $.01 par value, of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of Common Stock, $.01 par value, of the Surviving Corporation.

    (b) At the Effective Time, each share of Class A Common Stock, $.05 par value, of Hallmark and each share of Class B Common Stock, $.05 par value, of Hallmark (collectively, "Hallmark Common Stock"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive .97 shares of Common Stock, $.01 par value ("CHS Common Stock"), of CHS (the "Exchange Ratio").

    (c) At the Effective Time, each share of 25% Participating Cumulative Convertible Redeemable Preferred Stock, $5 par value ("Redeemable Preferred Stock"), of Hallmark issued and outstanding immediately prior to the Effective Time (other than those with respect to which the holder thereof has perfected appraisal rights under the DGCL and has not subsequently lost, withdrawn or forfeited such rights) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 5.4 shares of CHS Common Stock (the "Preferred Exchange Ratio").

    (d) As a result of the Merger and without any action on the part of the holder thereof, all shares of Hallmark Common Stock and all shares of Redeemable Preferred Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate (a "Certificate") representing any shares of Hallmark Common Stock or any shares of Redeemable Preferred Stock shall thereafter cease to have any rights with respect to such shares of Hallmark Common Stock or Redeemable Preferred Stock, except the right to receive, without interest, the CHS Common Stock and cash for fractional shares of CHS Common Stock in accordance with Sections 4.1(b), 4.1(c) and 4.2(e) upon the surrender of such Certificate.

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    (e)  Each  share of  Hallmark Common  Stock  and Redeemable  Preferred Stock
issued and held in Hallmark's treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor.

    (f) All options (individually, a "Hallmark Option" and collectively, the "Hallmark Options") outstanding immediately prior to the Effective Time under Hallmark's 1993 Stock Option Plan, Long-Term Stock Incentive Plan -- 1989, Stock Incentive Performance Plan -- 1991 and 1991 Directors' Stock Option Plan, as amended (collectively, the "Hallmark Stock Option Plans"), and options set forth in the Hallmark Disclosure Letter shall remain outstanding following the Effective Time. At the Effective Time, such Hallmark Options shall, by virtue of the Merger and without any further action on the part of Hallmark or the holder of any such Hallmark Options, be assumed by CHS in such manner that CHS (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent that Section 424 of the Code does not apply to any such Hallmark Options, would be such a corporation were Section 424 applicable to such option. Each Hallmark Option assumed by CHS shall be exercisable upon the same terms and conditions as under the applicable Hallmark Stock Option Plan and the applicable option agreement issued thereunder, except that (i) each such Hallmark Option shall be exercisable for that whole number of shares of CHS Common Stock (to the nearest whole share) into which the number of shares of Hallmark Common Stock subject to such Hallmark Option immediately prior to the Effective Time would be converted under this Section 4.1, and (ii) the option price per share of CHS Common Stock shall be an amount equal to the option price per share of Hallmark Common Stock subject to such Hallmark Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the price per share, as so determined, being rounded down to the nearest full cent). Within ten days after the Closing Date, CHS shall notify each holder of an option under the Hallmark Stock Option Plans of the assumption of such options by CHS and the revisions to the options effected thereby. No payment shall  be  made  for fractional  interests.  From  and after  the  date  of this
Agreement, no additional options shall be granted by Hallmark or its Subsidiaries under the Hallmark Stock Option Plans or otherwise.

    4.2. EXCHANGE OF CERTIFICATES REPRESENTING HALLMARK COMMON STOCK AND REDEEMABLE PREFERRED STOCK.

    (a) As of the Effective Time, CHS shall deposit, or shall cause to be deposited, with CHS's Transfer Agent, as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of Hallmark Common Stock and Redeemable Preferred Stock, for exchange in accordance with this Article 4, certificates representing the shares of CHS Common Stock and cash in lieu of fractional shares (such cash and certificates for shares of CHS Common Stock being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section
4.1 and paid pursuant to this Section 4.2 in exchange for outstanding shares of Hallmark Common Stock and Redeemable Preferred Stock.

    (b) Promptly after the Effective Time, CHS shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (other than those representing Redeemable Preferred Stock with respect to which the holder thereof has perfected appraisal rights under the DGCL and has not subsequently lost, withdrawn or forfeited such rights) (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CHS may reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of CHS Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of CHS Common Stock and
(y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to Section 4.1(b) or Section 4.1(c), after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be

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paid  or accrued on the value of any CHS Common Stock or cash payable to holders of Certificates. In the event of a transfer of ownership of Hallmark Common Stock or Redeemable Preferred Stock which is not registered in the transfer records of Hallmark, a certificate representing the proper number of shares of CHS Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Hallmark Common Stock or Redeemable Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

    (c) Notwithstanding any other provisions of this Agreement, no dividends on CHS Common Stock shall be paid with respect to any shares of Hallmark Common Stock or Redeemable Preferred Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of CHS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of CHS Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of CHS Common Stock, less the amount of any withholding taxes which may be required thereon.

    (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of Hallmark of the shares of Hallmark Common Stock or Redeemable Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of CHS Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of Hallmark for purposes of Rule 145(c) under the Securities Act of 1933 (the "Securities Act") shall not be exchanged until CHS has received a written agreement from such person as provided in Section 7.10.

    (e) No fractional shares of CHS Common Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of CHS Common Stock pursuant to Section 4.1(b) or Section 4.1(c), cash adjustments will be paid to holders in respect of any fractional share of CHS Common Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the "Average Price" of a share of CHS Common Stock. The "Average Price" of a share of CHS Common Stock shall be the average of the closing sales prices thereof as reported on The NASDAQ Stock Market ("NASDAQ") or on such other principal exchange on which the CHS Common Stock is listed (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) over the ten business days immediately preceding the Closing Date.

    (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of CHS Common Stock) that remains unclaimed by the former stockholders of Hallmark one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of Hallmark who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation for payment in respect of their shares, in any event without any interest thereon.

    (g) None of CHS, Hallmark, the Exchange Agent or any other person shall be liable to any former holder of shares of Hallmark Common Stock or Redeemable Preferred Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if

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required by the Surviving Corporation, the posting  by such person of a bond  in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of CHS Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of CHS Common Stock as provided in Section 4.2(c), deliverable in respect thereof pursuant to this Agreement.

    4.3. ADJUSTMENT OF EXCHANGE RATIO. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Hallmark or CHS changes the number of shares of Hallmark Common Stock, Redeemable Preferred Stock or CHS Common Stock, respectively, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Exchange Ratio or the Preferred Exchange Ratio, as the case may be, shall be appropriately adjusted.

                                   ARTICLE 5

    5. REPRESENTATIONS AND WARRANTIES OF HALLMARK. Except as set forth in the disclosure letter delivered at or prior to the execution hereof to CHS (the "Hallmark Disclosure Letter"), Hallmark represents and warrants to CHS as of the date of this Agreement as follows:

    5.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Hallmark is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Hallmark is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of Hallmark and its Subsidiaries (as defined in Section 10.14) taken as a whole (a "Hallmark
Material Adverse Effect"). Hallmark has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of Hallmark's Significant Subsidiaries (as defined in
Section 10.14 hereof) is  a corporation or  partnership duly organized,  validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a Hallmark Material Adverse Effect. Neither Hallmark nor any of its Subsidiaries is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Hallmark or any Hallmark Subsidiary or any of their respective properties or assets is subject, where such violation would have a Hallmark Material Adverse Effect. Hallmark and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all action required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a Hallmark Material Adverse Effect. The copies of Hallmark's Certificate of Incorporation and Bylaws previously delivered to CHS are true and correct.

    5.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Hallmark has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the combined voting power of the then outstanding shares of Hallmark Common Stock and Redeemable Preferred Stock voting together as a single class (the "Requisite Hallmark Approval"), the consummation by Hallmark of the transactions contemplated hereby has been duly authorized by all requisite corporate action. Subject to obtaining the

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Requisite Hallmark Approval, this Agreement constitutes, and all agreements  and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of Hallmark, to the extent it is a party thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    5.3. CAPITALIZATION. The authorized capital stock of Hallmark consists of 25,000,000 shares of Hallmark Common Stock, which may be issued and outstanding as either Class A Common Stock or Class B Common Stock and 2,500,000 shares of Preferred Stock, of which 60,000 shares have been designated as Redeemable Preferred Stock and 2,440,000 shares of Preferred Stock are authorized having a par value of $1.00 per share. As of June 10, 1994 there were 2,982,178 shares of Class A Common Stock issued and outstanding, 64,102 shares of Class B Common Stock issued and outstanding, and 32,966 shares of Redeemable Preferred Stock issued and outstanding. Since such date, no additional shares of capital stock of Hallmark have been issued, except (i) upon exercise of options outstanding pursuant to the Hallmark Stock Option Plans, (ii) upon conversion of Class B Common Stock into Class A Common Stock and (iii) upon conversion of Redeemable Preferred Stock into Class A Common Stock. Hallmark has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Hallmark on any matters. All such issued and outstanding shares of Hallmark Common Stock and Redeemable Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as contemplated by this Agreement or as set forth above, and except for the issuance by Hallmark prior to the Effective Time of up to 176,000 shares of Hallmark Common Stock pursuant to the Long Term Cash Incentive Plan-1990, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Hallmark or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of Hallmark or any of its Subsidiaries. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of Hallmark or the Surviving Corporation pursuant to any Hallmark Benefit Plan (as defined in Section 5.11).

    5.4. SUBSIDIARIES. Each of the outstanding shares of capital stock of each of Hallmark's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Hallmark free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The Hallmark Disclosure Letter includes the following information for each Subsidiary of Hallmark: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; (iii) the number of issued and outstanding shares of capital stock or share capital; and (iv) the number of shares of such capital stock owned by Hallmark or any of its Subsidiaries.

    5.5. OTHER INTERESTS. Except for interests in the Hallmark Subsidiaries, neither Hallmark nor any Hallmark Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

    5.6. NO VIOLATION. Neither the execution and delivery by Hallmark of this Agreement nor the consummation by Hallmark of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Hallmark; (ii) except as disclosed in the Hallmark Reports (as defined in Section 5.7) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of its existing Hallmark Stock Option Plans, or any grant or award made under any of the foregoing other than accelerated vesting of outstanding options under stock option agreements and employment agreements, in existence on the date hereof, with certain employees of Hallmark by reason of, in whole or in part, the consummation of the Merger, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the

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termination  or in a right of termination  or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Hallmark or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Hallmark or any of its Subsidiaries is a party, or by which Hallmark or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not have a Hallmark Material Adverse Effect; or (iv) other than the filings provided for in
Article 1, certain federal, state and local regulatory filings, filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Hallmark Material Adverse Effect.

    5.7. SEC DOCUMENTS. Hallmark has delivered to CHS each registration statement, report, proxy statement or information statement prepared by it since December 31, 1991, including, without limitation, (i) its Annual Report on Form 10-K for the year ended June 30, 1993, (ii) its Quarterly Reports on Form 10-Q for the periods ended September 30 and December 31, 1993, and March 31, 1994, and (iii) its Proxy Statement for the Annual Meeting of Stockholders held
November 23, 1993, each in the form (including exhibits and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Hallmark Reports"). As of their respective dates, the Hallmark Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Hallmark included in or incorporated by reference into the Hallmark Reports (including the related notes and schedules) fairly presents the consolidated financial position of Hallmark and the Hallmark
Subsidiaries as of its date and each of the consolidated statements of income, shareholders' equity and cash flows of Hallmark included in or incorporated by reference into the Hallmark Reports (including any related notes and schedules) fairly presents the results of operations, shareholders' equity or cash flows, as the case may be, of Hallmark and the Hallmark Subsidiaries, for the periods set forth therein (subject, in the case of unaudited statements, to exceptions to generally accepted accounting principles as permitted by SEC rules with respect to unaudited quarterly financial statements) in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Hallmark and the Hallmark Subsidiaries at March 31, 1994, including all notes thereto, or as set forth in the Hallmark Reports, neither Hallmark nor any of the Hallmark Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Hallmark or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date.

    5.8. LITIGATION. Except as disclosed in the Hallmark Reports filed with the SEC prior to the date hereof, there are no claims, actions, suits, proceedings, arbitrations or investigations pending against Hallmark or the Hallmark Subsidiaries or, to the actual knowledge of the executive officers of Hallmark, threatened against Hallmark or the Hallmark Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a Hallmark Material Adverse Effect, nor does any executive officer of Hallmark have actual knowledge of any facts or circumstances that such executive officer believes would be likely to form the basis for any such claims, actions, suits, proceedings, arbitrations or investigations.

    5.9. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Hallmark Reports filed with the SEC prior to the date hereof, since June 30, 1993, Hallmark has conducted its business only in the ordinary course of such business and there has not been (i) any Hallmark Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

    5.10. TAXES. Hallmark and each of its Subsidiaries (i) have timely filed all material federal, state and foreign tax returns required to be filed by any of them prior to the date of this Agreement or requests for extension have been timely filed and any such request shall have been granted and not expired and all such returns are complete in all material respects, (ii) have paid or accrued all taxes shown to be due and payable on such returns, and (iii) have properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) have not had any federal income tax returns audited by the Internal Revenue Service (the "IRS").

    5.11. EMPLOYEE BENEFIT PLANS. All employee benefit plans and other benefit arrangements covering employees of Hallmark and the Hallmark Subsidiaries (the "Hallmark Benefit Plans") are listed in the Hallmark Disclosure Letter, except Hallmark Benefit Plans which are not material. True and complete copies of the Hallmark Benefit Plans have been made available to CHS. To the extent applicable, the Hallmark Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Hallmark Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No Hallmark employee benefit plan covered by Title IV of ERISA or
Section 412 of the Code is now, or ever was, to the actual knowledge of the executive officers of Hallmark, maintained by Hallmark or any Hallmark Subsidiary, or any predecessors thereof. No Hallmark Benefit Plan nor Hallmark has incurred any liability or penalty under Section 4975 of the Code or Sections 502(i) or 502(l) of ERISA. Each Hallmark Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. The Hallmark Benefit Plans are, except by reason of possible non-compliance with Section 402(b) of ERISA, terminable by Hallmark. To the actual knowledge of the executive officers of Hallmark, there are no pending or anticipated material claims against or otherwise involving any of the Hallmark Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Hallmark Benefit Plan activities) has been brought against or with respect to any such Hallmark Benefit Plan, except for any of the foregoing which would not have a Hallmark Material Adverse Effect. All contributions required to be made as of the date hereof to the Hallmark Benefit Plans have been made or provided for. Since September 25, 1980, neither Hallmark nor any entity under "common control" with Hallmark within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multi-employer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA). Hallmark does not maintain or contribute to any plan or arrangement which provides or has any liability (except as may be required by law) to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and Hallmark has never represented, promised or contracted (whether in oral or written form) to or with any employee or former employee that such benefits would be provided. Except as disclosed in the Hallmark Reports, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee.

    5.12. LABOR MATTERS. Neither Hallmark nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the executive officers of Hallmark, threatened against Hallmark or its Subsidiaries relating to their business, except for any such proceeding which would not have a

Hallmark Material Adverse Effect. To the actual knowledge of the executive officers of Hallmark, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Hallmark or any of its Subsidiaries.

    5.13. POOLING OF INTERESTS. To the actual knowledge of the executive officers of Hallmark, Hallmark has not taken or failed to take any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the SEC.

    5.14. NO BROKERS. Hallmark has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Hallmark or CHS to pay any finder's fees, brokerage or agent's commission or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Hallmark has retained Mabon Securities Corp. as its financial advisor, the arrangements with which have been disclosed in writing to CHS prior to the date hereof. Other than the foregoing arrangements, Hallmark is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    5.15. CHS STOCK OWNERSHIP. Neither Hallmark nor any of its Subsidiaries owns any shares of CHS Common Stock or other securities convertible into CHS Common Stock.

    5.16. AGREEMENTS. (a) Neither Hallmark nor any of its Subsidiaries is a party to:

        (i) any agreement, contract or commitment containing any covenant limiting the freedom of Hallmark or any of its Subsidiaries to engage in any line of business or to compete with any person in any line of business permitted by its or their Certificate of Incorporation or by applicable law;

        (ii) any written agreement, order or decree of or with any federal or state regulatory agency except those listed in the Hallmark Disclosure Letter; or

       (iii)  any obligation  of guaranty  or indemnity,  except as  provided in
    Section 5.11, obligations of Subsidiaries guaranteed by Hallmark, and income guarantees provided to recruit healthcare professionals.

    (b) All material agreements, contracts or commitments (except those entered into in the ordinary course of business) to which Hallmark or any of its Subsidiaries is a party or which affects its or their business, operations or assets are listed in the Hallmark Reports. Neither Hallmark nor any of its Subsidiaries has in any material respect breached, nor is there any pending or threatened claim that it or any of its Subsidiaries has materially breached, any of the terms or conditions of any such agreements, contracts or commitments.

    5.17. TITLE TO ASSETS. (a) On March 31, 1994, Hallmark and each of its Subsidiaries had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now has, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected on the consolidated balance sheet of Hallmark as of such date, and has good and merchantable title to all real property and good and merchantable title to all other material properties and assets acquired since such date, in each case free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the aforesaid balance sheet;
(ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the aforesaid balance sheet, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the pending sale of any of such owned properties or assets; and (v) capital leases, if any, with third parties for fair and adequate consideration. Hallmark and each of its Subsidiaries own, or have valid leasehold interests in, all material properties and assets used in the conduct of their business. Any real property and other material assets held under lease by Hallmark or any of its Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by Hallmark or any of its Subsidiaries of such property.

    (b) With respect to each lease of any real property or a material amount of personal property to which Hallmark or any of its Subsidiaries is a party, and except for leases as lessor or sublessor to healthcare professionals, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) the Merger will not constitute a breach under, or cause a termination of, such lease. Notwithstanding anything to the contrary herein, Hallmark shall have the right to supplement the Hallmark Disclosure Letter on or before 5:00 p.m., Eastern Daylight Time, Monday, June 13, 1994, to report exceptions to the representation and warranty contained in this Section 5.17(b)(iv).

    (c) Neither Hallmark nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

    5.18. INSURANCE POLICIES. Hallmark and each of its Subsidiaries maintain in force insurance policies and bonds in such amounts and against such liabilities and hazards as are considered by it to be reasonable. A complete list of all such insurance policies is contained in the Hallmark Disclosure Letter. Neither Hallmark nor any of its Subsidiaries is now liable, nor will it or any of them become liable, for any material retroactive premium adjustment not recorded on its books or otherwise provided for. All policies are valid and enforceable and in full force and effect, and neither Hallmark nor any of its Subsidiaries has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, neither Hallmark nor any of its Subsidiaries has been refused any basic insurance coverage sought or applied for, and Hallmark has no reason to believe that its existing insurance coverage cannot be renewed as and when same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

    5.19.  ENVIRONMENTAL MATTERS.

    (a) (i) Hallmark and each of its Subsidiaries have obtained all material permits, licenses and other authorizations that are required to be obtained by it in connection with the operation of its businesses and ownership of its properties (collectively, the "Hallmark Subject Properties") under any applicable Environmental Law Requirements, as hereinafter defined, except for such matters as would not have a Hallmark Material Adverse Effect;

        (ii) Hallmark and each of its Subsidiaries are in compliance in all respects with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements, except for such matters as would not have a Hallmark Material Adverse Effect;

       (iii) There are no past or present events, conditions, circumstances, activities or plans by Hallmark or any of its Subsidiaries related in any manner to Hallmark or any of its Subsidiaries or the Hallmark Subject
    Properties that did or would violate or prevent compliance or continued compliance with any of the Environmental Law Requirements or give rise to any Environmental Liability, as hereinafter defined, except for such matters as would not have a Hallmark Material Adverse Effect;

       (iv) There is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or to the actual knowledge of any executive officer of Hallmark threatened by any person against Hallmark or any of its Subsidiaries, or any prior owner of any of the Hallmark Subject Properties and relating to any of the Hallmark Subject Properties, and relating in any way to any Environmental Law Requirement or seeking to impose any Environmental Liability, except for such matters as would not have a Hallmark Material Adverse Effect; and

        (v) Neither Hallmark nor any of its Subsidiaries is subject to or responsible for any Environmental Liability which is not set forth and adequately reserved against on the March 31, 1994 consolidated balance sheet of Hallmark.

    (b) "Environmental Law Requirement" shall mean any court order or decree or current law or current ordinance, rule or regulation, notice, plan or demand letter relating to pollution or protection of the environment, including those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

    (c) "Environmental Liability" shall mean (i) any liability or obligation arising under any Environmental Law Requirement that has resulted in or is reasonably likely to result in a Hallmark Material Adverse Effect, or (ii) any liability or obligation under any other current theory of law or equity (including, without limitation, any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste, which liability or obligation has resulted in or is reasonably likely to result in a Hallmark Material Adverse Effect.

    5.20. INTELLECTUAL PROPERTY. Hallmark and each of its Subsidiaries owns or has the legal right to use all trademarks, trade names, service marks, software and other intellectual property that is material to the conduct of its or their respective business.

    5.21. OPINION OF FINANCIAL ADVISOR. Hallmark has received the opinion of Mabon Securities Corp., to the effect that, as of the date hereof, the consideration to be received by the holders of Hallmark Common Stock pursuant to
Section 4.1(b) is fair from a financial point of view.

    5.22. LICENSES AND PERMITS. All of Hallmark's hospitals and other health care facilities have all necessary licenses, permits, and authorizations required to lawfully conduct their respective businesses as presently conducted, including but not limited to all material licenses, certificates of need, permits, certifications, provider and other third-party payor contracts and regulatory authorizations required for the hospitals to operate as they currently operate and in accordance with all applicable laws, rules, regulations, ordinances, or orders of any governmental authority, and (a) no such license, permit, or authorization is subject to revocation or forfeiture by virtue of any existing circumstance, (b) there is no pending or threatened proceeding to modify in any material respect or revoke any material license, permit, or authorization, and (c) no such license, permit, or authorization is subject to any outstanding order, decree, judgment, stipulation, or known investigation that would materially affect such license, permit, or authorization. All of Hallmark's hospitals and other health care facilities have obtained accreditation by the Joint Commission on Accreditation of Healthcare Organizations for the Hospital.

    5.23. MEDICARE/MEDICAID COST REPORTS. Neither Hallmark nor any of its Subsidiaries has filed any required terminating Medicare cost report on any facility which Hallmark or any of its Subsidiaries has sold or no longer operates, for which it has not received a Notice of Program Reimbursement. Neither Hallmark nor any of its Subsidiaries has received any Notice of Program Reimbursement (or similar document for Medicaid) with respect to any such facility's cost reports, including cost reports for those facilities it has sold or no longer operates, which requires a material refund to the government agency responsible for the Medicare or Medicaid program and which either (a) has not been paid or (b) is not reflected as a liability in the consolidated balance sheet of Hallmark and its Subsidiaries at March 31, 1994.

    5.24. COMPLIANCE WITH MEDICARE/MEDICAID PROGRAMS. Hallmark and its Subsidiaries have filed all cost and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs due on or before the date hereof, which are complete and correct in all material respects, subject to adjustment upon audit. There are no claims, actions, payment reviews or appeals pending or threatened before any commission, board or agency, including, without limitation, any intermediary or carrier, the Administrator of the Health Care Financing Administration, or any state agency, with respect to any Medicare or Medicaid claims filed by Hallmark or any of its Subsidiaries on or before the date hereof, which would have a Hallmark Material Adverse Effect or materially adversely affect any of its hospitals, the operation or utility thereof, or the consummation of the transactions contemplated hereby, except as set forth on the Hallmark Disclosure Letter (and except for appeals of items that are fully reserved in the Hallmark Reports) and no validation review or program integrity review related to Hallmark, or any of its hospitals or Subsidiaries has been conducted since January 1, 1991 by any commission, board or agency in connection with the Medicare or Medicaid program, and to the actual knowledge of the executive officers of Hallmark, no such reviews are scheduled, pending or threatened against or affecting Hallmark, any of its hospitals or Subsidiaries.

                                   ARTICLE 6

    6. REPRESENTATIONS AND WARRANTIES OF CHS AND MERGER SUB. Except as set forth in the disclosure letter delivered at or prior to the execution hereof to Hallmark (the "CHS Disclosure Letter"), CHS and Merger Sub represent and warrant to Hallmark as of the date of this Agreement as follows:

    6.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY; COMPLIANCE WITH LAW. Each of CHS and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. CHS is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of CHS and its Subsidiaries taken as a whole (a "CHS Material Adverse Effect"). CHS has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of CHS's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a CHS Material Adverse Effect. Neither CHS nor any CHS Subsidiary or any of their respective properties or assets is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which CHS or any of its Subsidiaries is subject, where such violation would have a CHS Material Adverse Effect. CHS and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have a CHS Material Adverse Effect. The copies of CHS's Certificate of Incorporation and Bylaws previously delivered to Hallmark are true and correct.

    6.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Each of CHS and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of CHS Common Stock and by the holders of a majority of the outstanding shares of Common Stock, $.01 par value, of Merger Sub (the "Requisite CHS Approval"), the consummation by CHS and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. Subject to obtaining the Requisite CHS Approval, this Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto) will constitute, the valid and legally binding obligations of each of CHS and Merger Sub, to the extent it is a party thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

    6.3. CAPITALIZATION. The authorized capital stock of CHS consists of 30,000,000 shares of CHS Common Stock, and 5,000,000 shares of preferred stock, $.01 par value (the "CHS Preferred Stock"). As of May 31, 1994 there were 11,436,496 shares of CHS Common Stock issued and outstanding, and no shares of CHS Preferred Stock issued and outstanding. Since such date, no additional shares of capital stock of CHS have been issued, except pursuant to the exercise of options outstanding under CHS stock option and employee stock purchase plans (collectively, the "CHS Stock Option Plans"). CHS has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of CHS on any matter. All such issued and outstanding shares of CHS Common Stock and CHS Preferred Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Other than as contemplated by this Agreement or set forth in the CHS Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate CHS or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of CHS or any of its Subsidiaries.

    6.4. SUBSIDIARIES. (a) Each of the outstanding shares of capital stock of each of CHS's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by CHS free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of CHS has been previously provided to Hallmark: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; (iii) the number of issued and outstanding shares of capital stock or share capital; and (iv) the number of shares of such capital stock owned by CHS or any of its Subsidiaries.

    (b) The authorized capital stock of Merger Sub consists, or will consist prior to the Closing, of 10,000 shares of Common Stock, $.01 par value, all of which shares are, or will be prior to the Closing, issued and outstanding and owned by CHS. Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

    6.5. OTHER INTERESTS. Except for interests in the CHS Subsidiaries, neither CHS nor any CHS Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

    6.6. NO VIOLATION. Neither the execution and delivery by CHS and Merger Sub of this Agreement nor the consummation by CHS and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of CHS or Merger Sub; (ii) except as disclosed in the CHS Reports, result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the CHS Stock Option Plans, or any grant or award made under any of the foregoing, (iii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of CHS or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which CHS or any of its Subsidiaries is a party, or by which CHS or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which would not have a CHS Material Adverse Effect; or (iv) other than the Regulatory Filings, require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a CHS Material Adverse Effect.

    6.7. SEC DOCUMENTS. CHS has delivered to Hallmark each registration statement, report, proxy statement or information statement prepared by it since December 31, 1991, including, without limitation, (i) its Annual Report on Form 10-K for the year ended December 31, 1993, (ii) its Quarterly Report on Form 10-Q for the period ended March 31, 1994, and (iii) its Proxy Statement for the Annual Meeting of Stockholders held April 28, 1994, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "CHS Reports"). As of their respective dates, the CHS Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of CHS included in or incorporated by reference into the CHS Reports (including the related notes and schedules) fairly presents the consolidated financial position of CHS and the CHS Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the CHS Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of CHS and the CHS Subsidiaries, for the periods set forth therein (subject, in the case of unaudited statements, to exceptions to generally accepted accounting principles as permitted by SEC rules with respect to unaudited quarterly financial statements), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of CHS and the CHS Subsidiaries at March 31, 1994, including all notes thereto, or as set forth in the CHS Reports, neither CHS nor any of the CHS Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of CHS or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such respective dates.

    6.8. LITIGATION. Except as disclosed in the CHS Reports filed with the SEC prior to the date hereof, there are no claims, actions, suits, proceedings, arbitrations or investigations pending against CHS or the CHS Subsidiaries or, to the actual knowledge of the executive officers of CHS, threatened against CHS or the CHS Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a CHS Material Adverse Effect, nor does any executive officer of CHS have actual knowledge of any facts or circumstances that such executive officer believes would be likely to form the basis for any such claims, actions, suits, proceedings, arbitrations or investigations.

    6.9. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the CHS Reports filed with the SEC prior to the date hereof, since December 31, 1993, CHS has conducted its business only in the ordinary course of such business and there has not been (i) any CHS Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

    6.10. POOLING OF INTERESTS. To the actual knowledge of the executive officers of CHS, CHS has not taken or failed to take any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the SEC.

    6.11. NO BROKERS. CHS has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Hallmark or CHS to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that CHS has retained Lehman Brothers as its financial advisor, the arrangements with which have been disclosed in writing to Hallmark prior to the date hereof. Other than the foregoing arrangements, CHS is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    6.12. CHS COMMON STOCK. The issuance and delivery by CHS of shares of CHS Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of CHS except for the approval of its stockholders contemplated by this Agreement. The shares of CHS Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

    6.13. OPINION OF FINANCIAL ADVISOR. CHS has received the opinion of Lehman Brothers, to the effect that, as of the date hereof, the consideration to be paid by CHS in the Merger to the holders of Hallmark Common Stock and the holders of Redeemable Preferred Stock pursuant to Section 4.1(b) and Section 4.1(c), respectively, is fair to CHS from a financial point of view.

    6.14. TAXES. CHS and each of its Subsidiaries (i) have timely filed all material federal, state and foreign tax returns required to be filed by any of them prior to the date of this Agreement or requests for extension have been timely filed and any such request shall have been granted and not expired and all such returns are complete in all material respects, (ii) have paid or accrued all taxes shown to be due and payable on such returns, and (iii) have properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) have "open" years for federal income tax returns only as set forth in the CHS Disclosure Letter.

    6.15. EMPLOYEE BENEFIT PLANS. All employee benefit plans and other benefit arrangements covering employees of CHS and the CHS Subsidiaries (the "CHS Benefit Plans") are listed in the CHS Disclosure Letter, except CHS Benefit Plans which are not material. True and complete copies of the CHS Benefit Plans have been made available to Hallmark. To the extent applicable, the CHS Benefit Plans comply, in all material respects, with the requirements of ERISA, and the Code, and any CHS Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No CHS employee benefit plan covered by Title IV of ERISA or Section 412 of the Code is now, or ever was, to the actual knowledge of the executive officers of CHS, maintained by CHS or any CHS Subsidiary, or any predecessors thereof. No CHS Benefit Plan nor CHS has incurred any liability or penalty under Section 4975 of the Code or Sections 502(i) or 502(l) of ERISA. Each CHS Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. The CHS Benefit Plans are, except by reason of possible non-compliance with Section 402(b) of ERISA, terminable by CHS. To the actual knowledge of the executive officers of CHS, there are no pending or anticipated material claims against or otherwise involving any of the CHS Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of CHS Benefit Plan activities) has been brought against or with respect to any such CHS Benefit Plan, except for any of the foregoing which would not have a CHS Material Adverse Effect. All contributions required to be made as of the date hereof to the CHS Benefit Plans have been made or provided for. Since September 25, 1980, neither CHS nor any entity under "common control" with CHS within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any "multi-employer plan". CHS does not maintain or contribute to any plan or arrangement which provides or has any liability (except as may be required by law) to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment and CHS has never represented, promised or contracted (whether in oral or written form) to or with any employee or former employee that such benefits would be provided. Except as disclosed in the CHS Reports, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee.

    6.16. LABOR MATTERS. Neither CHS nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the executive officers of CHS, threatened against CHS or its Subsidiaries relating to their business, except for any such proceeding which would not have a CHS Material Adverse Effect. To the actual knowledge of the executive officers of CHS, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of CHS or any of its Subsidiaries.

    6.17. AGREEMENTS. (a) Neither CHS nor any of its Subsidiaries is a party to:

        (i) any agreement, contract or commitment containing any covenant limiting the freedom of CHS or any of its Subsidiaries to engage in any line of business or to compete with any person in any line of business permitted by its or their Certificate of Incorporation or by applicable law;

        (ii) any written agreement, order or decree of or with any federal or state regulatory agency except those listed in the CHS Disclosure Letter; or

       (iii)  any obligation  of guaranty  or indemnity,  except as  provided in
    Section 6.15, obligations of Subsidiaries guaranteed by CHS, and income guarantees provided to recruit healthcare professionals.

    (b) All material agreements, contracts or commitments (except those entered into in the ordinary course of business) to which CHS or any of its Subsidiaries is a party or which affects its or their business, operations or assets are listed in the CHS Reports. Neither CHS nor any of its Subsidiaries has in any material respect breached, nor is there any pending or threatened claim that it or any of its Subsidiaries has materially breached, any of the terms or conditions of any such agreements, contracts or commitments.

    6.18. TITLE TO ASSETS. (a) On March 31, 1994, CHS and each of its Subsidiaries had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now has, good and merchantable title to all real property and good and merchantable title to all other material properties and assets reflected on the consolidated balance sheet of CHS as of such date, and has good and merchantable title to all real property and good and merchantable title to all other material properties and assets acquired since such date, in each case free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the aforesaid balance sheet; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the aforesaid balance sheet, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of any of such properties or assets or the pending sale of any of such owned properties or assets; and (v) capital leases, if any, with third parties for fair and adequate consideration. CHS and each of its Subsidiaries own, or have valid leasehold interests in, all material properties and assets used in the conduct of their business. Any real property and other material assets held under lease by CHS or any of its Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made by CHS or any of its Subsidiaries of such property.

    (b) With respect to each lease of any real property or a material amount of personal property to which CHS or any of its Subsidiaries is a party, and except for leases as lessor or sublessor to healthcare professionals, (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid;
(iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and
(iv) the Merger will not constitute a breach under, or cause a termination of, such lease.

    (c) Neither CHS nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

    6.19. INSURANCE POLICIES. CHS and each of its Subsidiaries maintain in force insurance policies and bonds in such amounts and against such liabilities and hazards as are considered by it to be reasonable. A complete list of all such insurance policies is contained in the CHS Disclosure Letter. Neither CHS nor any of its Subsidiaries is now liable, nor will it or any of them become liable, for any material retroactive premium adjustment not recorded on its books or otherwise provided for. All policies are valid and enforceable and in full force and effect, and neither CHS nor any of its Subsidiaries has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, neither CHS nor any of its Subsidiaries has been refused any basic insurance coverage sought or applied for, and CHS has no reason to believe that its existing insurance coverage cannot be renewed as and when same shall expire, upon terms and conditions standard in the market at the time renewal is sought.

    6.20.  ENVIRONMENTAL MATTERS.

    (a) CHS and each of its Subsidiaries have obtained all material permits, licenses and other authorizations that are required to be obtained by it in connection with the operation of its businesses and ownership of its properties (collectively, the "CHS Subject Properties") under any applicable Environmental Law Requirements, except for such matters as would not have a CHS Material Adverse Effect;

    (b) CHS and each of its Subsidiaries are in compliance in all respects with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements, except for such matters as would not have a CHS Material Adverse Effect;

    (c) There are no past or present events, conditions, circumstances, activities or plans by CHS or any of its Subsidiaries related in any manner to CHS or any of its Subsidiaries or the CHS Subject Properties that did or would, in any respect, violate or prevent compliance or continued compliance with any of the Environmental Law Requirements or give rise to any Environmental Liability, except for such matters as would not have a CHS Material Adverse Effect;

    (d) There is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or to the actual knowledge of any executive officer of CHS or any of its Subsidiaries threatened by any person against CHS, or any prior owner of any of the CHS Subject Properties and relating to any of the CHS Subject Properties, and relating in any way to any Environmental Law Requirement or seeking to impose any Environmental Liability, except for such matters as would not have a CHS Material Adverse Effect; and

    (e) Neither CHS nor any of its Subsidiaries is subject to or responsible for any Environmental Liability which is not set forth and adequately reserved against on the March 31, 1994 consolidated balance sheet of CHS.

    6.21. INTELLECTUAL PROPERTY. CHS and each of its Subsidiaries owns or has the legal right to use all trademarks, trade names, service marks, software and other intellectual property that is material to the conduct of its or their respective business.

    6.22. LICENSES AND PERMITS. All of CHS's hospitals and other health care facilities have all necessary licenses, permits, and authorizations required to lawfully conduct their respective businesses as presently conducted, including but not limited to all material licenses, certificates of need, permits, certifications, provider and other third-party payor contracts and regulatory authorizations required for the hospitals to operate as they currently operate and in accordance with all applicable laws, rules, regulations, ordinances, or orders of any governmental authority, and (a) no such license, permit, or authorization is subject to revocation or forfeiture by virtue of any existing circumstance, (b) there is no pending or threatened proceeding to modify in any material respect or revoke any material license, permit, or authorization, and
(c) no such license, permit, or authorization is subject to any outstanding order, decree, judgment, stipulation, or known investigation that would materially affect such license, permit, or authorization. All of CHS's hospitals and other health care facilities have obtained accreditation by the Joint Commission on Accreditation of Healthcare Organizations for the Hospital, other than Pinellas Community Hospital.

    6.23. MEDICARE/MEDICAID COST REPORTS. Neither CHS nor any of its Subsidiaries has filed any required terminating Medicare cost report on any facility which CHS or any of its Subsidiaries has sold or no longer operates, for which it has not received a Notice of Program Reimbursement. Neither CHS nor any of its Subsidiaries has received any Notice of Program Reimbursement (or similar document for Medicaid) with respect to any of its facility's cost reports, including cost reports for those facilities it has sold or no longer operates, which requires a material refund to the government agency responsible for the Medicare or Medicaid program and which either (a) has not been paid or
(b) is not reflected as a liability in the consolidated balance sheet of CHS and its Subsidiaries at March 31, 1994.

    6.24. COMPLIANCE WITH MEDICARE/MEDICAID PROGRAMS. CHS and its Subsidiaries have filed all cost and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs due on or before the date hereof, which are complete and correct in all material respects, subject to adjustment upon audit. There are no claims, actions, payment reviews or appeals pending or threatened before any commission, board or agency, including, without limitation, any intermediary or carrier, the Administrator of the Health Care Financing Administration, or any state agency, with respect to any Medicare or Medicaid claims filed by CHS or any of its Subsidiaries on or before the date hereof, which would have a CHS Material Adverse Effect or materially adversely effect, any of its hospitals, the operation or utility thereof, or the consummation of the transactions contemplated hereby, except as set forth on the CHS Disclosure Letter (and except for appeals of items that are fully reserved in the CHS Reports) and no validation review or program integrity review related to CHS, or any of its hospitals or Subsidiaries has been conducted since January 1, 1991 by any commission, board or agency in connection with the Medicare or Medicaid program, and to the actual knowledge of the executive officers of CHS, no such reviews are scheduled, pending or threatened against or affecting CHS, any of its hospitals or Subsidiaries.

                                   ARTICLE 7

    7.  COVENANTS.

    7.1.   ACQUISITION PROPOSALS.  Prior  to the Effective Time, Hallmark agrees
(a) that neither it nor any of its Subsidiaries shall, and Hallmark shall direct and use its best efforts to cause its respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or equity securities of, Hallmark or any of its Significant Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and Hallmark will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.1; and (c) that it will notify CHS immediately of the identity of the potential acquiror and the terms of such person's or entity's proposal if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of Hallmark from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited written proposal to acquire Hallmark pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of Hallmark determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Hallmark provides written notice to CHS to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which Hallmark determined in good faith was required to be executed in order for the Board of Directors to comply with its fiduciary duties to stockholders), Hallmark keeps CHS informed of the status of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 7.1 shall (x) permit Hallmark to terminate this Agreement (except as specifically provided in Article 9 hereof), (y) permit Hallmark to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Hallmark shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

    7.2. CONDUCT OF BUSINESS. (a) Prior to the Effective Time, except as set forth in the Hallmark Disclosure Letter or as contemplated by any other provision of this Agreement, unless CHS has consented in writing thereto,
Hallmark:

        (i) Shall, and  shall cause  each of  its Subsidiaries  to, conduct  its
    operations   according  to  its  usual,   regular  and  ordinary  course  in
    substantially the same manner as heretofore conducted;

        (ii)  Shall  use  its  best  efforts,  and  shall  cause  each  of   its
    Subsidiaries to use its best efforts, to preserve intact its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

       (iii) Shall confer on a bi-weekly basis with one or more representatives of CHS to report on operational matters and performance, and any proposal to acquire any business, hospital, physician practice or other material assets, or to engage in any other material transaction;

       (iv) Shall not amend its Certificate of Incorporation or Bylaws;

        (v) Shall promptly notify CHS of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the occurrence of any event, circumstance or transaction that would constitute a breach of any representation or warranty contained herein as if such representation or warranty was being made as of the date of such event, circumstance or transaction;

       (vi) Shall promptly deliver to CHS true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement, any internal monthly operating report(s) prepared for or delivered to Hallmark's Board of Directors and the monthly consolidating financial statements for Hallmark and its Subsidiaries for and as of each month end subsequent to the date of this Agreement;

       (vii) Shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, except for normal increases consistent with past practices and the payment of cash bonuses to officers pursuant to and consistent with existing plans or programs, or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect;

      (viii) Shall not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (B) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Hallmark, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action; and

       (ix) Shall not, and shall not permit any of its Subsidiaries to sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business.

    (b) Prior to the Effective Time, except as set forth in the CHS Disclosure Letter or as contemplated by any other provision of this Agreement, unless Hallmark has consented in writing thereto, CHS:

        (i) Shall, and  shall cause  each of  its Subsidiaries  to, conduct  its
    operations   according  to  its  usual,   regular  and  ordinary  course  in
    substantially the same manner as heretofore conducted;

        (ii)  Shall  use  its  best  efforts,  and  shall  cause  each  of   its
    Subsidiaries to use its best efforts, to preserve intact its business organizations and goodwill, keep available the services of its officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

       (iii) Shall  promptly  notify CHS  of  any material  emergency  or  other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the occurrence of any event, circumstance or transaction that would constitute a breach of any representation or warranty contained herein as if such representation or warranty was being made as of the date of such event, circumstance or transaction;

       (iv) Shall not amend its Certificate of Incorporation to affect its capitalization;

        (v) Shall promptly deliver to CHS true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement and its internal consolidated monthly operating statements for each month end subsequent to the date of this Agreement;

       (vi) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock; and

       (vii) Shall not, and shall not permit any of its Subsidiaries to sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business.

    7.3. MEETINGS OF STOCKHOLDERS. Each of CHS and Hallmark will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. The Board of Directors of each of CHS and Hallmark shall recommend such approval and CHS and Hallmark shall each take all lawful action to solicit such approval; including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.7); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Directors of CHS or Hallmark, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its stockholders. CHS and Hallmark shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day. It shall be a condition to CHS's obligation to mail the Proxy Statement/ Prospectus that CHS shall have received (a) an opinion of Lehman Brothers, dated the date of the Proxy Statement/Prospectus, to the effect that, as of the date thereof, the consideration to be paid by CHS pursuant to the Merger is fair to CHS from a financial point of view and (b) a "comfort" letter from Arthur Andersen & Co., independent public accountants for Hallmark, dated the date of the Proxy Statement/Prospectus, with respect to the financial statements of Hallmark included in the Proxy Statement/Prospectus, substantially in the form described in Section 8.3(c). It shall be a condition to Hallmark's obligation to mail the Proxy Statement/Prospectus that Hallmark shall have received (a) an opinion of Mabon Securities Corp., dated the date of the Proxy Statement/ Prospectus, to the effect that, as of the date thereof, the consideration to be received by the holders of Hallmark Common Stock and the holders of Redeemable Preferred Stock pursuant to Section 4.1(b) and Section 4.1(c), respectively, is fair to such stockholders from a financial point of view and (b) a "comfort" letter from Arthur Andersen & Co., independent public accountants for CHS, dated the date of the Proxy Statement/Prospectus, with respect to the financial statements of CHS included in the Proxy Statement/Prospectus, substantially in the form described in Section 8.2(c).

    7.4. FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, Hallmark and CHS shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use their best efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use their best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of CHS and Hallmark shall take all such necessary action.

    7.5. INSPECTION OF RECORDS. From the date hereof to the Effective Time, each party hereto shall allow all designated officers, attorneys, accountants and other representatives of the other parties access at all reasonable times to the records (except patient medical records) and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of such party and its Subsidiaries.

    7.6. PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter Hallmark and CHS shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

    7.7. REGISTRATION STATEMENT. CHS and Hallmark shall cooperate and promptly prepare and CHS shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the CHS Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Hallmark and of CHS in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. CHS shall use all reasonable efforts, and Hallmark will cooperate with CHS, to have the Form S-4 declared effective by the SEC as promptly as practicable. CHS shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement. CHS agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the respective meetings of stockholders of CHS and Hallmark, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by CHS in reliance upon and in conformity with information concerning Hallmark furnished to CHS by Hallmark or its officers, directors, or other agents or affiliates specifically for use in the Proxy Statement/ Prospectus. Hallmark agrees that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of CHS and Hallmark, or, in the case of information provided by Hallmark for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CHS will advise Hallmark, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the CHS Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

    7.8. LISTING APPLICATION. CHS shall promptly prepare and submit to NASDAQ or such other national securities exchange on which the CHS Common Stock is listed a listing application covering the shares of CHS Common Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such CHS Common Stock for trading on its National Market System.

    7.9. FURTHER ACTION. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

    7.10.  AGREEMENTS BY AFFILIATED STOCKHOLDERS.

    (a) At least 30 days prior to the Closing Date, Hallmark shall deliver to CHS a list of names and addresses of those persons who were or are anticipated to be, in Hallmark's reasonable judgment, at the time the Merger is submitted to a vote of the stockholders of Hallmark, "affiliates" (each such person, an "Affiliate") of Hallmark within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ("Rule 145"). Hallmark shall provide CHS such information and documents as CHS shall reasonably request for purposes of reviewing such list. Hallmark shall use all reasonable efforts to deliver or cause to be delivered to CHS, prior to the Closing Date, from each of the Affiliates of Hallmark identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. CHS shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any CHS Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stock transfer instructions to the transfer agent for the CHS Common Stock, consistent with the terms of such Letters.

    (b) At least 30 days prior to the Closing Date, CHS shall deliver to Hallmark a list of names and addresses of those persons who were or are anticipated to be, in CHS's reasonable judgment, at the time the Merger is submitted to a vote of the stockholders of CHS, Affiliates of CHS within the meaning of Rule 145. CHS shall provide Hallmark such information and documents as Hallmark shall reasonably request for purposes of reviewing such list. CHS shall use all reasonable efforts to deliver or cause to be delivered to Hallmark prior to the Closing Date, from each of the Affiliates of CHS identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit B.

    7.11. EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as set forth in Section 9.5 hereof and except that (a) the filing fee in connection with the HSR Act filing, (b) the filing fee in connection with the filing of the Form S-4 or Proxy Statement/Prospectus with the SEC, (c) the filing fees and counsel fees and expenses incurred by CHS in connection with obtaining the necessary state securities or "Blue Sky" law permits and approvals, (d) the expenses incurred in connection with printing and mailing the Form S-4 and the Proxy Statement/Prospectus, and (e) any expenses incurred to perform environmental assessments or surveys of real property owned or leased by Hallmark, shall be shared equally by Hallmark and CHS.

    7.12. INDEMNIFICATION AND INSURANCE. (a) From and after the Effective Time, Surviving Corporation shall indemnify, defend and hold harmless to the same extent provided under the Certificate of Incorporation and/or Bylaws of CHS as such documents were in effect on the date of this Agreement, each person who as of the date immediately prior to the Effective Time was an officer or director of Hallmark or any Subsidiary thereof (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees) based upon or arising from his acts or omissions as an officer or director of Hallmark; provided, however, that the indemnification provided herein shall not apply to any claim against an Indemnified Person if such Indemnified Person had actual knowledge of the existence of the claim and failed to make a good faith effort to require Hallmark to notify its existing directors and officers liability insurance carriers of the existence of such claim prior to the Closing Date; provided, however, that the immediately preceding clause shall not preclude the advancement of expenses in accordance with the Certificate of Incorporation and/or Bylaws of CHS, subject to an Indemnified Party's obligation to repay such advances if it shall ultimately be determined that he is not entitled to be indemnified by CHS.

    (b) For  a period  of five  years after  the Effective  Time, the  Surviving
Corporation shall not amend the provisions of its Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification, as such documents were in effect on the date of this Agreement, in any respect that would diminish or otherwise jeopardize the Indemnified Parties' rights of indemnification thereunder, unless required by law or by the Surviving Corporation's then existing directors and officers liability insurance carriers.

    (c) For a period of five years after the Effective Time, CHS shall cause to be maintained director and officer liability insurance in an amount equal to or greater than $15,000,000 covering any of the Indemnified Parties.

    (d) CHS shall pay all expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 7.12.

    (e) Each Indemnified Party hereby releases, effective at the Effective Time of the Merger, CHS and the Surviving Corporation from any obligation that either of them may have (including any obligation as successor to Hallmark) to indemnify such Indemnified Party for acts taken by such Indemnified Party as an officer and/or director and/or employee of Hallmark and/or any of its Subsidiaries, except to the extent set forth in this Section 7.12.

    7.13.  CERTAIN BENEFITS.

    (a) From and after the Effective Time, subject to applicable law, and except as contemplated hereby with respect to the Hallmark Stock Option Plans and the termination of Hallmark's 1993 Long-Term Incentive Plan and 1990 Long-Term Cash Incentive Plan for Non-Executive Officers and Other Key Employees (Fiscal 1993 Awards), CHS and its Subsidiaries will honor in accordance with their terms, all Hallmark Benefit Plans listed in the Hallmark Disclosure Letter; provided, however, that nothing herein shall preclude any change effected on a prospective basis in any such Hallmark Benefit Plan that is permitted pursuant to the following sentence of this Section 7.13. For a period of not less than one year following the Effective Time, subject to applicable law, CHS and its
Subsidiaries will provide benefits (or cash compensation in lieu of such benefits), other than severance arrangements, to Hallmark employees who become employees of CHS and its Subsidiaries which will under the aforesaid Hallmark Benefit Plans or under the CHS Benefit Plans or any combination thereof (it being expressly acknowledged that different Hallmark employees may be covered under different combinations of benefit plans and arrangements at any given time); provided that CHS shall have the right to revise coverage under the CHS Benefit Plans during the one-year period as long as such revisions do not cause a material reduction in the Hallmark employees' overall benefits packages on an aggregate basis as compared to coverage provided under the aforesaid Hallmark Benefit Plans on the Closing Date. With respect to the CHS Benefit Plans, CHS and the Surviving Corporation shall grant all Hallmark employees from and after the Effective Time credit for all service with Hallmark and its affiliates and predecessors prior to the Effective Time for all purposes for which such service was recognized by Hallmark. To the extent CHS Benefit Plans provide medical or dental welfare benefits after the Effective Time, such plans shall allow a credit for all employee service for Hallmark and its affiliates for any preexisting conditions and shall provide that any expenses incurred on or before the Effective Time shall be taken into account under CHS Benefit Plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

    (b) CHS agrees to employ at the Effective Time all employees of Hallmark and its Subsidiaries who are employed on the Closing Date on terms consistent with Hallmark's current employment practices and at comparable levels of compensation and positions. Such employment shall be at will and CHS shall be under no obligation to continue to employ any individuals.

    (c) For purposes of this Section 7.13, the term "employees" shall mean all current employees of Hallmark and its Subsidiaries (including those on lay-off, disability or leave of absence, paid or unpaid).

    7.14. POOLING; REORGANIZATION. From and after the date hereof and until the Effective Time, neither CHS nor Hallmark nor any of their respective subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; (ii) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code; or (iii) enter into any contract, agreement, commitment or arrangement with respect to either of the foregoing. Following the Effective Time,

CHS shall use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes and as a reorganization within the meaning of Section 368(a) of the Code.

    7.15. GOVERNANCE. CHS's Board of Directors shall take all action necessary to cause the directors comprising the full Board of Directors of CHS at the Effective Time to be comprised of eight directors, consisting of all of the current directors of CHS (the "CHS Designees") and Messrs. James McAfee and Kay Sladen (the "Hallmark Designees"). If, prior to the Effective Time, any of the CHS Designees or the Hallmark Designees shall decline or be unable to serve as a director, Hallmark (if such person was a Hallmark Designee) or CHS (if such person was a CHS Designee) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the non-designating party.

    7.16. STOCKHOLDER COMMITMENTS. Simultaneously with the execution of this Agreement, each of the executive officers and directors of Hallmark shall execute and deliver to CHS a Stockholder's Commitment in the form attached hereto as Exhibit C.

    7.17. RESTRUCTURING OF MERGER. Upon the mutual agreement of CHS and Hallmark, the Merger shall be restructured in the form of a reverse triangular merger of Merger Sub into Hallmark, with Hallmark being the surviving corporation. In such event, this Agreement shall be deemed appropriately modified to reflect such form of merger.

                                   ARTICLE 8

    8.  CONDITIONS.

    8.1.   CONDITIONS TO  EACH PARTY'S  OBLIGATION TO  EFFECT THE  MERGER.   The
respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the issued and outstanding shares of capital stock of Hallmark and CHS entitled to vote thereon.

        (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (c) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

        (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

        (e) CHS and Hallmark shall have received from Arthur Andersen & Co. an opinion that the Merger will be treated as a "pooling of interests" under applicable accounting standards.

        (f) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of CHS and Hallmark (and their respective Subsidiaries), taken as a whole, following the Effective Time.

    8.2.    CONDITIONS TO  OBLIGATION OF  HALLMARK  TO EFFECT  THE MERGER.   The
obligation of Hallmark to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) CHS shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of CHS and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and Hallmark shall have received a certificate of the Chairman and President of CHS, dated the Closing Date, certifying to such effect; provided however, that notwithstanding anything herein to the contrary, this Section 8.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a CHS Material Adverse Effect.

        (b) Hallmark shall have received the opinion of King and Spalding, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the conversion in the Merger of Hallmark Common Stock and Redeemable Preferred Stock into CHS Common Stock will not result in gain or loss to the holders thereof.

        (c) Hallmark shall have received a "comfort" letter from Arthur Andersen & Co., of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated the Closing
    Date, in form and substance reasonably satisfactory to Hallmark, in connection with the procedures undertaken by them with respect to the financial statements of CHS and its Subsidiaries contained in the Form S-4, and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

        (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of CHS and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a CHS Material Adverse Effect other than any such change that affects both Hallmark and CHS in a substantially similar manner; provided, however, that any determination with respect to the occurrence of a CHS Material Adverse Effect shall exclude the effect of expenses incurred by CHS in connection with this Agreement.

        (e) Hallmark shall have received an opinion from McGlinchey Stafford Lang, A Law Corporation, special counsel to CHS, dated as of the Closing Date, in form and substance reasonably satisfactory to Hallmark.

    8.3. CONDITIONS TO OBLIGATION OF CHS AND MERGER SUB TO EFFECT THE MERGER. The obligations of CHS and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) Hallmark shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Hallmark contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing Date, and CHS shall have received a certificate of the Chairman and President of Hallmark, dated the Closing Date, certifying to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 8.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a Hallmark Material Adverse Effect.

        (b) CHS shall have received the opinion of McGlinchey Stafford Lang, A Law Corporation, special counsel to CHS, dated the Closing Date, to the effect that the Merger will be treated for

    Federal income  tax  purposes as  a  reorganization within  the  meaning  of
    Section 368(a) of the Code, and that CHS and Hallmark will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

        (c) CHS shall have received a "comfort" letter from Arthur Andersen & Co., of the kind contemplated by the AICPA Statement, dated the Closing Date, in form and substance reasonably satisfactory to CHS, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Hallmark and its Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and customarily included in comfort letters relating to transactions similar to the Merger.

        (d) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of Hallmark and its Subsidiaries, taken as whole, that would have or would be reasonably likely to have a Hallmark Material Adverse Effect, other than any such change that affects both Hallmark and CHS in a substantially similar manner; provided, however, that any determination with respect to the occurrence of a Hallmark Material Adverse Effect shall exclude the effect of expenses incurred by Hallmark in connection with this Agreement.

        (e) CHS and Merger Sub shall have received an opinion from King & Spalding, special counsel to Hallmark, dated as of the Closing Date, in form and substance reasonably satisfactory to CHS and Merger Sub.

        (f) CHS shall have received from not less than 75% by value of the participants in Hallmark's 1993 Long-Term Incentive Plan an executed Consent to the termination of such plan in the form attached hereto as Exhibit D.

                                   ARTICLE 9

    9.  TERMINATION.

    9.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of Hallmark or CHS, by the mutual consent of CHS and Hallmark.

    9.2. TERMINATION BY EITHER CHS OR HALLMARK. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either CHS or Hallmark if (a) the Merger shall not have been consummated by December 31, 1994, or (b) the approval of Hallmark's stockholders required by
Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) the approval of CHS' stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have used all reasonable efforts to remove such injunction, order or decree; and further provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in a manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

    9.3. TERMINATION BY HALLMARK. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of Hallmark referred to in Section 8.1(a), by action of the Board of Directors of Hallmark, if (a) in the exercise of its good faith judgment as to its fiduciary duties to its stockholders the Board of Directors of Hallmark shall have failed to recommend or shall have withdrawn or modified its recommendation or approval of the transactions contemplated by this Agreement, or (b) there has been a breach by CHS or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a CHS Material Adverse Effect, or (c) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of CHS, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Hallmark to CHS or (d) there has been a breach by CHS of its covenant in Section 7.3 hereof to recommend approval of this Agreement and the transactions contemplated thereby.

    9.4. TERMINATION BY CHS. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the stockholders of CHS referred to in Section 8.1(a), by action of the Board of Directors of CHS, if (a) there has been a breach by Hallmark of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Hallmark Material Adverse Effect; or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Hallmark, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by CHS to Hallmark; or (c) another entity, person, or group (as defined in Section 13(d)(3) of the Exchange Act) commences a public offer to acquire at least 990,136 shares of Hallmark Common Stock at a price per share in excess of $23.00 per share and, in fact, acquires pursuant to said offer or otherwise at least 990,136 shares of Hallmark Common Stock or it shall have been publicly disclosed or CHS shall have learned that any entity, person, or group shall have acquired at least 990,136 shares of Hallmark Common Stock, or shall have been granted any option or right, conditional or otherwise, to acquire at least 990,136 shares of Hallmark Common Stock; or (d) Hallmark enters into an agreement providing for a business combination whereby Hallmark, or at least 990,136 shares of Hallmark Common Stock, or all or substantially all of Hallmark's assets are to be acquired by, or Hallmark is to be consolidated with, a person or entity other than CHS or a Subsidiary or affiliate of CHS; or (e) there has been a material breach by Hallmark of any of the covenants contained in Section 7.1 hereof or a breach of such Section resulting in an Acquisition Proposal, or a breach of its covenant in Section 7.3 hereof to recommend approval of this Agreement and the transactions contemplated thereby.

    9.5.  EFFECT OF TERMINATION AND ABANDONMENT.

    (a) If (i) Hallmark terminates this Agreement pursuant to Section 9.3(a), or
(ii) CHS terminates this Agreement pursuant to Sections 9.4(c), 9.4(d), or 9.4(e), and as of the date of such termination, (x) there has been no breach by CHS of a representation or warranty which would have or would be reasonably likely to have a CHS Material Adverse Effect, or (y) there has been no material breach of any of the covenants or agreements set forth in this Agreement on the part of CHS, then immediately, but in any event not later than five business days after such termination, Hallmark shall pay to CHS an amount in cash equal to $8,000,000, plus actual out of pocket expenses incurred by CHS and Merger Sub in connection with the transactions contemplated hereby (including but not limited to fees and disbursements of counsel, fees and expenses of investment bankers, accountants and lenders, and printing costs) in an amount not exceeding $1,500,000 (collectively, the "CHS Fee").

    (b) If (i) Hallmark terminates this Agreement pursuant to Section 9.3(b), or
(ii) CHS terminates this Agreement pursuant to Section 9.4(a), then immediately, but in any event not later than five business days after such termination, the non-terminating party shall pay to the terminating party an amount equal to such terminating party's actual out of pocket expenses incurred by the terminating party in connection with the transactions contemplated hereby (including but not limited to fees and disbursements of counsel, fees and expenses of investment bankers, accountants and lenders, and printing costs) in an amount not exceeding $2,000,000 (the "Termination Fee"); provided, however, that the Termination Fee shall not be payable if, as of the date of such termination, (x) there has been a breach by the terminating party of a representation or warranty which would have or would be reasonably likely to have, a CHS Material Adverse Effect or Hallmark Material Adverse Effect, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the terminating party.

    (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5 and Section 7.11 and except for the provisions of Sections 10.3, 10.4, 10.6, 10.8, 10.9, 10.12, 10.13 and 10.14. In the event of termination of this Agreement pursuant to Sections 9.3 or 9.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity unless such non-breaching party has received the Termination Fee, in which event, such fee shall constitute liquidated damages and the non-breaching party shall have no right to pursue any other remedy; and provided further, that in the event CHS has received the CHS Fee, it shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Acquisition Proposal or (ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against Hallmark or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation, or approval of an Acquisition Proposal or Hallmark's exercise of its right of termination under Section 9.3(a). Notwithstanding the foregoing, in the event either party is required to file suit to seek any such fee, and it ultimately succeeds on the merits, it shall be entitled to all expenses, including attorneys' fees, which it has incurred in enforcing its rights hereunder.

    9.6. EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

    10.  GENERAL PROVISIONS.

    10.1.   NONSURVIVAL  OF REPRESENTATIONS,  WARRANTIES  AND AGREEMENTS.    All
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, provided, however, that the agreements contained in Article 4 and in Sections 7.12, 7.13, 7.14 and 7.15 and this Article 10, and the agreements delivered pursuant to this Agreement shall survive the Merger.

    10.2. NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to CHS or Merger Sub:              If to Hallmark:
  3707 FM 1960 West, Suite 500          300 Galleria Parkway, Suite 650
  Houston, TX 77068                     Atlanta, GA 30339
  Attn: E. Thomas Chaney                Attn: Robert M. Thornton, Jr.
        President                             President

With a copy to:                       With a copy to:
  McGlinchey Stafford Lang              King & Spalding
  2777 Stemmons Freeway, Ste. 925       191 Peachtree Street
  Dallas, Texas 75207                   Atlanta, Georgia 30303
  Attn: Alan Jacobs, Esq.               Attn: Robert Miller, Esq.

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

    10.3. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Article 4 and Sections 7.12 and 7.13, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    10.4. ENTIRE AGREEMENT. This Agreement, the Exhibits, the Hallmark Disclosure Letter, the CHS Disclosure Letter, the Confidentiality Agreement, dated April 12, 1994, between Hallmark and CHS and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect hereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

    10.5. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Hallmark and CHS, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    10.6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of Hallmark and CHS hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

    10.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

    10.8.  HEADINGS.   Headings of the Articles  and Sections of this  Agreement
are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

    10.9. INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

    10.10. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

    10.11. INCORPORATION OF EXHIBITS. The Hallmark Disclosure Letter, the CHS Disclosure Letter and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

    10.12. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    10.13. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

    10.14. SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner. When a reference is made in this Agreement to Significant Subsidiaries, the words "Significant Subsidiaries" shall refer to Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act.

    10.15. MATERIALITY. (a) Without limiting what may constitute, for purposes of this Agreement, a Hallmark Material Adverse Effect, any single event or series of related events that exceeds, or the effect or result of which can reasonably be expected to exceed, individually or in the aggregate, $8,000,000 shall be deemed to be material. In determining whether a representation or warranty of Hallmark is true and correct in all material respects, all references to the word "material" shall be disregarded, and any untruth or incorrectness shall be measured, if measurable as a dollar amount, against the definition of materiality in the preceding sentence or any other determination of materiality.

    (b) Without limiting what may constitute, for purposes of this Agreement, a CHS Material Adverse Effect, any single event or series of related events that exceeds, or the effect or result of which can reasonably be expected to exceed, individually or in the aggregate, $8,000,000 shall be deemed to be material. In determining whether a representation or warranty of CHS or Merger Sub is true and correct in all material respects, all references to the word "material" shall be disregarded, and any untruth or incorrectness shall be measured, if measurable as a dollar amount, against the definition of materiality in the preceding sentence or any other determination of materiality.

    IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                              COMMUNITY HEALTH SYSTEMS, INC.

ATTEST:

By: /s/TYREE G. WILBURN                       By: /s/E. THOMAS CHANEY
   ----------------------------                  ----------------------------
    TYREE G. WILBURN                              E. THOMAS CHANEY

                                              COMMUNITY ACQUISITION CORP.

ATTEST:

By: /s/TYREE G. WILBURN                       By: /s/E. THOMAS CHANEY
   ----------------------------                  ----------------------------
    TYREE G. WILBURN                              E. THOMAS CHANEY

                                              HALLMARK HEALTHCARE CORPORATION

ATTEST:

By: /s/PETER J. PIZZO, III                    By: /s/ROBERT M. THORNTON, JR.
   ----------------------------                  ----------------------------
    PETER J. PIZZO, III                           ROBERT M. THORNTON, JR.
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